Exhibit 99.1

Drone Aviation Appointments Lieutenant General, US Army (Retired), John E. Miller
and Government IT Executive, Tim Hoechst, to Board of Directors

- New Board Members Bring Extensive Army and Government Technology Expertise to Company -

JACKSONVILLE, FL – December 14, 2017 – Drone Aviation Holding Corp. (OTCQB: DRNE) (“Drone Aviation” or the “Company”), a manufacturer of tethered drones and lighter-than-air aerostats, today announced that it has appointed Lieutenant General, US Army (Retired), John E. Miller and Tim Hoechst, to its Board of Directors.

●	Lieutenant General, US Army (Retired), John E. Miller is a decorated combat veteran who has served over 34 years in the US Army, most recently as the Deputy Commanding General of the US Army Training and Doctrine Command responsible for coordinating the implementation of the Army’s first digitized command and control system in a combat brigade. He is a former commander of the 101st Airborne Division (Air Assault). He also had multiple assignments at the US Army Command and General Staff College where help positions from Tactics Instructor to Commandant. While Commandant, he was concurrently responsible for 11 other Army Schools that provide tactical training and education for Commissioned and Non-Commissioned Officers. After his retirement from active duty, LTG Miller was a regional Vice President for Oracle Corporation’s Public Sector Division and served as a Divisional President for L-3 Communication providing linguist, intelligence analyst and technical support for deployed forces in 13 countries.

●	Tim Hoechst has built a nearly 30-year career in Government Information Technology (IT) including holding senior leadership, technical strategy development and sales roles serving Federal government agencies. Mr. Hoechst most recently held the position of Chief Technology Officer at Accenture Federal Services (AFS), a leading IT solutions provider to the US Government. At AFS, he was responsible for working with Government and industry leadership to identify and introduce new technologies to help the Federal Government with challenging IT problems. Prior to AFS, he served as Chief Technology Officer of Agilex Technologies, an Information Technology consulting firm serving the Department of Defense, Homeland Security and various Government agencies. Agilex was acquired by AFS in 2015. Prior to Agilex, for nearly two decades, Mr. Hoechst held a number of senior executive positions at Oracle Corporation, including serving as Senior Vice President in the Public Sector Division.

“I’m pleased to welcome Lt. General Miller and Tim Hoechst to our Board of Directors as each of these accomplished individuals bring with them the necessary experience, expertise and strong military and Government relationships that can further assist the Company to capitalize on the momentum being generated by our recent contract awards and growing number of product evaluations currently underway,” said Jay Nussbaum, Chairman and CEO of Drone Aviation Corp. “The Company wishes to thank General Wayne Jackson and Mr. Michael Haas ,who have agreed to step down from the Board, for the leadership, commitment to excellence and valuable insights they have provided to our team,” Mr. Nussbaum added.

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQB: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms, including lighter-than-air aerostats and electric-powered drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a patented tether system, Drone Aviation’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement, commercial, and industrial applications. For more information about Drone Aviation, please visit www.DroneAviationCorp.com or view our reports and filings with the Securities and Exchange Commission at http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as information in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the adoption of the Company’s drone technology and products; the Company’s role in homeland security; growing demand for drones for military and state and local law enforcement authorities; and expectations regarding future production and sales. The Company’s financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, changes in appropriations by Congress and reduced funding for defense procurement and research and development programs, and our ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Media Relations:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net

Investor Relations:

Steve Gersten

813-926-8920

investors@Droneaviationcorp.com